EXHIBIT 32

STATEMENT REQUIRED BY 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Worldwide Biotech & Pharmaceutical Company (the "Company") for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Wenxia Guo, Chief Executive Officer, and Peng Wang, Chief Financial Officer of the Company, individually certify that:

•      the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•      information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented.

/s/ Wenxia Guo Wenxia Guo Chief Executive Officer Dated: March 31, 2010 /s/ Peng Wang Peng Wang Chief Financial Officer Dated: March 31, 2010